SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ____________________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (date of earliest event reported): December 31, 2003



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




          Texas                       0-4690                       74-2126975
(State or other jurisdiction   (Commission file number)         (I.R.S. employer
 of incorporation)                                           identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (512) 404-5000

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Item 5 - Other Events and Regulation FD Disclosure.

     (1)  Sale of New Era Companies:

          Financial Industries Corporation ("FIC"), through FIC Financial Services, Inc. (a subsidiary of FIC) ("FICFS") sold the New Era companies which it had previously acquired in May, 2003, pursuant to a Stock Purchase Agreement dated as of December 31, 2003 (the "December New Era Stock Purchase Agreement"). The companies were sold to BCDP Holdings, LLP, which was established by five of the individuals who had an ownership interest in one or more of the New Era companies prior to FIC's purchase of those companies (Scott Bell, Mike Cochran, Wayne Desselle, Chris Murphy and John Pesce). The companies which were sold are: (i) Total Consulting Group, Inc. ("TCG"), (ii) JNT Group, Inc. ("JNT") and (iii) three companies collectively referred to as "Paragon" - Paragon Benefits, Inc., The Paragon Group, Inc., and Paragon National, Inc. FIC has agreed to indemnify the purchasers for a portion of specified liabilities relating to operations of one of the New Era companies during part of the period it was owned by FIC. The December New Era Stock Purchase Agreement provides that the consideration for the transaction is $1.00.

          Prior to the closing, intercompany payables or loans owed by the New Era companies to FIC or its affiliates were satisfied in full or canceled, and certain tangible and intangible assets used by the New Era companies in connection with the operation of their business were assigned to Paragon National.

          FIC expects that the sale of the New Era companies will contribute a loss in the amount of approximately $5.0 million to its financial results for the fourth quarter of 2003, before the impact of taxes. FIC has not determined the amount, if any, of tax benefit related to this loss on sale.


     (2)  Termination of Employment Agreements.

          Also, at the time of the sale, Messrs. Bell, Cochran, Desselle, Murphy and Pesce each resigned their employment with FICFS. In addition, each such individual entered into an agreement releasing FIC and FICFS from all obligations under his five-year employment contract with FICFS and from any claims he may have under the May, 2003 purchase agreements under which FIC originally acquired the New Era companies (including any claims to the restricted shares of FIC common stock held in escrow under those agreements). A total of 155,597 shares of FIC common stock had been held in escrow for the five individuals under the May, 2003 agreements. Each of the release agreements also provides for the release by FIC and FICFS of any claims which they may have against

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          each of the individuals  (i) with respect to his employment  agreement or his employment with and/or resignation from FICFS, or (ii) the acquisition of the New Era Companies by FICFS, except for any rights that FIC or FICFS may have to enforce the terms and conditions of the release agreement or the December New Era Stock Purchase Agreement. Under the agreements, each of the five individuals received a payment of $10,000, which payment is treated as wages and subject to standard payroll deductions and withholdings.

          The December New Era Stock Purchase Agreement and the release agreements do not release FIC from obligations to deliver up to a maximum of 65,294 shares of FIC common stock to any of the six other sellers of the New Era companies in connection with the May, 2003 transactions or any claims of liabilities of such persons under the May, 2003 purchase agreements or related employment agreements.


     (3) Sale of Actuarial Risk Consultants, Inc. and Amendment to Employment Agreement of George Wise.

          On December 31, 2003, FIC, through InterContinental Life Corporation (a subsidiary of FIC) ("ILCO") sold Actuarial Risk Consultants, Inc. ("ARC"), an actuarial consulting subsidiary which it had established in December, 2002. The sale of ARC was to George M. Wise, III, who is currently Vice President and Chief Financial Officer of FIC. The consideration for the transaction was $10,000. Prior to the closing, all intercompany payables owed by ARC to FIC or its affiliates were satisfied in full, and certain tangible and intangible assets used by ARC in connection with the operation of its business were assigned to ARC.

          On December 31, 2003, Mr. Wise and FIC entered into an amendment to Mr. Wise's employment agreement. The amendment provides that the term of the agreement now ends on March 31, 2004, instead of December 31, 2005. Mr. Wise has agreed to continue as Chief Financial Officer of FIC until March 31, 2004. Effective January 1, 2004, his rate of compensation was reduced to $152,000 per year and he may devote up to one day each week to the business of ARC. Under the amendment, Mr. Wise will receive a severance payment of $310,000, one-half of which is payable in January, 2004 and the balance on March 31, 2004. In connection with the amendment, Mr. Wise released FIC from certain claims he may have, including claims related to matters arising out of his employment agreement or his employment relationship with FIC.

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          Also, in connection with the sale of ARC to Mr. Wise, FIC entered into a consulting agreement with ARC. Under the terms of the agreement, FIC and its insurance subsidiaries may (but are not obligated to) obtain up to 2,000 hours of actuarial consulting services from ARC during the period from January 1, 2004 to December 31, 2005. The agreement provides that actuarial consulting services provided by either Mr. Wise or Cory Zass (the President of ARC) will be billed at the rate of $125.00 per hour.

     (4)  Agreements.

          The descriptions of the agreements in this report are qualified by reference to the complete agreements which are filed as exhibits and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits .

         (c)  Exhibits

    Exhibit 10.1 Stock Purchase Agreement dated December 31, 2003, by and between BCDP Holdings, LLP, Financial Industries Corporation and FIC Financial Services, Inc.


    Exhibit 10.2 Acquisition Agreement dated December 31, 2003, by and between InterContinental Life Corporation and George M. Wise, III .

    Exhibit 10.3 Agreement and Release dated December 31, 2003, by and between Scott A. Bell, FIC Financial Services, Inc., and Financial Industries Corporation.

    Exhibit 10.4 Agreement and Release dated December 31, 2003, by and between Mike Cochran, FIC Financial Services, Inc., and Financial Industries Corporation.

    Exhibit 10.5 Agreement and Release dated December 31, 2003, by and between Wayne C. Desselle, FIC Financial Services, Inc., and Financial Industries Corporation.

    Exhibit 10.6 Agreement and Release dated December 31, 2003, by and between Chris Murphy, FIC Financial services, Inc., and Financial Industries Corporation.

    Exhibit 10.7 Agreement and Release dated December 31, 2003, by and between John Pesce, FIC Financial services, Inc., and Financial Industries Corporation.

    Exhibit 10.8    Amendment  No. 1 dated  December  31,  2003,  to  Employment
                    Agreement between George Wise and Financial Industries Corporation.

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    Exhibit 10.9    Consulting  Agreement  between  Actuarial Risk  Consultants,
                    Inc. and Financial Industries Corporation.

    Exhibit 99.1 Press release dated January 6, 2005, issued by Financial Industries Corporation

Item 9.  REGULATION FD DISCLOSURE

On January 5, 2004, Financial Industries Corporation ("FIC") issued a press release announcing that it has sold (i) the New Era companies which it had previously acquired in May, 2003 and (ii) Actuarial Risk Consultants, Inc., its actuarial consulting subsidiary. A copy of the press release is filed as Exhibit
99.1 to this report and is incorporated herein by reference.

     NOTE: The information in Item 9 of this report (including Exhibit 99.1) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Such information will not be deemed an admission as to the materiality of any information contained in
     Item 9 that is required to be disclosed solely by regulation FD.

     Statements regarding the effects and results of the transactions, agreements and other matters described in this report, including expected losses, as well as any other statements that are not historical facts in this report, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, final accounting results, third party claims and other factors detailed in the company's filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, of should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FINANCIAL INDUSTRIES CORPORATION



Date: January 6, 2004                   By:   /s/ Eugene E. Payne
                                           ___________________________________
                                           Eugene E. Payne
                                           President and Chief Executive
                                           Officer


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